EXHIBIT 23.2

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

TO: Swiss Medica, Inc.

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this AMENDMENT NO.1 TO FORM SB-2 Registration Statement, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February 23, 2005 relating to the consolidated financial statements of Swiss Medica, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                        RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP


McLean Virginia
April 5, 2005










                                 EXHIBIT 23.2-1